Exhibit 10.3

TERM PROMISSORY NOTE

$500,000.00	March 8, 2016

FOR VALUE RECEIVED, SUPERIOR DRILLING PRODUCTS, INC., a Utah corporation, SUPERIOR DRILLING SOLUTIONS, LLC, a Utah limited liability company, HARD ROCK SOLUTIONS, LLC, a Utah limited liability company, and EXTREME TECHNOLOGIES, LLC, a Utah limited liability company (individually and together, “Debtor”), hereby unconditionally and jointly and severally promise to pay to the order of FEDERAL NATIONAL PAYABLES, INC., doing business as Federal National Commercial Credit (“Payee”) at the offices of Payee at 7315 Wisconsin Avenue, Suite 600W, Bethesda, MD 20814, or at such other place as Payee or any holder hereof may from time to time designate, on or before the Termination Date (as defined in the Credit Agreement), the principal sum of Five Hundred Thousand Dollars ($500,000.00), payable in sixty (60) consecutive monthly principal installments commencing the 1st day of April, 2016, and continuing the same day of each month thereafter until this Promissory Note (“Note”) is paid in full, of which the first fifty-nine (59) installments shall each be in the amount of Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($8,333.33), followed by a sixtieth (60th) and final installment in the amount of the entire unpaid balance of this Note.

Debtor hereby further promises to pay to the order of Payee, together with each installment of principal, interest on the unpaid principal balance hereof at the per annum interest rate at all times equal to the Prime Rate then in effect plus five percent (5% ) per annum, until the indebtedness evidenced by this Note is paid in full. The “Prime Rate” is defined as the interest rate reported from time to time in the "Money Market Rates" section of The Wall Street Journal. Any change in the interest rate hereunder as a result of a change in the Prime Rate shall become effective on the date of said announcement. Interest shall be computed on the basis of a 360 day year and applied to actual days elapsed.

This Note is the Term Note defined and referenced in that certain Loan and Security Agreement, dated of even date herewith, between Debtor and Payee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced (herein referred to as the “Credit Agreement”), and evidences the Term Loan under the Credit Agreement.

All payments made hereunder shall be applied to fees and Expenses, interest (including, as applicable, interest at the Default Rate), and principal in such order or proportion as Payee, in its sole discretion, may elect from time to time in accordance with the terms of the Credit Agreement. The entire unpaid principal balance of this Note and all accrued but unpaid interest shall be due and payable on the Termination Date, or as otherwise may be provided for in the Credit Agreement.

Subject to the terms and conditions of the Credit Agreement, the principal balance of this Note may be paid in full at any time or in part from time to time; provided, however, that (i) all payments of principal of this Note shall be accompanied by the payment of all accrued and unpaid interest under this Note, (ii) all partial prepayments shall be applied to installments under this Note in the inverse order of their respective maturities, and (iii) in the event this Note (but not the Credit Facility) is paid in full other than as provided in Section 11.1 of the Credit Agreement, Debtor shall pay to Payee and there shall be included in the Obligations, a prepayment fee of Ten Thousand Dollars ($10,000).

This Note is issued pursuant to and is subject to the terms and provisions of the Credit Agreement, which contains provisions for acceleration upon the happening of certain events, for optional and mandatory prepayments and for the amendment or waiver of certain terms and conditions therein specified. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Credit Agreement. This Note is secured by the Collateral described in or referred to in the Credit Agreement and all other existing and future Credit Documents, and is entitled to all of the benefits and rights thereof.

Debtor (i) waives diligence, demand, presentment, protest, and notice of any kind, (ii) agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note, and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender, or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived by Debtor. Should this Note be referred to an attorney for collection, whether or not suit has been filed, Debtor shall pay all out of pocket costs, fees and Expenses, including attorneys' fees, resulting from such referral.

The validity, interpretation, and enforcement of this Note and the other Credit Documents and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the State of Maryland (without giving effect to principles of conflicts of law).

DEBTOR IRREVOCABLY CONSENTS AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE OF MARYLAND AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN ARISING UNDER THIS NOTE OR ANY OF THE OTHER CREDIT DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF DEBTOR AND PAYEE IN RESPECT OF THIS NOTE OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND AGREES THAT ANY DISPUTE ARISING OUT OF THE RELATIONSHIP BETWEEN DEBTOR AND PAYEE OR THE CONDUCT OF SUCH PERSONS IN CONNECTION WITH THIS NOTE OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE (EXCEPT THAT PAYEE SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THAT PAYEE DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE ITS RIGHTS AGAINST DEBTOR OR ITS PROPERTY).

This Note shall be binding upon the successors and assigns of Debtor and shall inure to the benefit of Payee and its successors, endorsees, and assigns. Whenever used herein, the term “Debtor” shall be deemed to include its successors and assigns and the term “Payee” shall be deemed to include its successors, endorsees, and assigns. If any term or provision of this Note shall be held invalid, illegal, or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. This Note evidences an extension of credit made for business or commercial purposes.

WITNESS, the due execution of this Term Promissory Note, as a sealed instrument, the date and year first above written.

SUPERIOR DRILLING PRODUCTS, INC.

By:	/s/ Troy Meier	(Seal)
Troy Meier, Chief Executive Officer

SUPERIOR DRILLING SOLUTIONS, LLC

By:	/s/ Troy Meier	(Seal)
Troy Meier, Chief Executive Officer

HARD ROCK SOLUTIONS, LLC

By:	/s/ Troy Meier	(Seal)
Troy Meier, Chief Executive Officer

EXTREME TECHNOLOGIES, LLC

By:	/s/ Troy Meier	(Seal)
Troy Meier, Chief Executive Officer